Exhibit 4.1

    Specimen Common Stock Certificate

    Not Valid Unless Countersigned by Transfer Agent Incorporated under the Laws of the State of Nevada

    Certificate No. Number of Shares

                            CUSIP No.

        VALLEY HIGH MINING COMPANY, a Nevada corporation.
           Authorized stock 50,000,000 Common Shares
                                   Par Value Per Share $0.001

    This certifies that _____________ is the registered owner of ____________ shares of VALLEY HIGH MINING COMPANY transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

    IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed.

    DATED


    /s/John Michael Coombs                        /s/John Michael Coombs
    John Michael Coombs, Secretary        [SEAL]  John Michael Coombs,
    President


    Transfer Agent and Registrar:                Countersigned and
    Registered

    ATLAS STOCK TRANSFER CORPORATION
    5899 South State Street
    Salt Lake City, Utah 84107                   Authorized signature